UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2008

Alliance Data Systems Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15749	31-1429215
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17655 Waterview Parkway, Dallas, Texas		75252
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 348-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Submission of Matters to a Vote of Security Holders

On June 16, 2008, the Annual Meeting of Stockholders was held at the Company’s corporate headquarters at 17655 Waterview Parkway, Dallas, Texas 75252. A total of 64,464,982 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing more than 81% of the Company’s shares outstanding as of April 17, 2008, the record date set for the Annual Meeting. The matters voted on and the results of the vote at the Annual Meeting were as follows:

(a) Each of Bruce K. Anderson, Roger H. Ballou and E. Linn Draper, Jr. was re-elected as a Class II director of the Company to serve until the 2011 annual meeting of stockholders and until his successor is duly elected and qualified. The results of the vote were as follows:

Bruce K. Anderson
63,880,970 For
584,012 Withheld

Roger H. Ballou
63,571,183 For
893,799 Withheld

E. Linn Draper, Jr.
64,284,715 For
180,267 Withheld

(b) The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2008 was ratified by the Company’s stockholders. The results of the vote were as follows:

63,036,845 For
1,422,310 Against
5,827 Abstain

Change in Annual Director Compensation

On June 16, 2008, the Compensation Committee recommended, and on June 17, 2008, the Board of Directors approved a change to the compensation paid to the Company’s non-employee directors. Bruce K. Anderson, Roger H. Ballou, Lawrence M. Benveniste, D. Keith Cobb, E. Linn Draper, Jr., Kenneth R. Jensen and Robert A. Minicucci serve as the Company’s non-employee directors.

For the 2008-2009 service term, the annual cash retainer was increased from $40,000 to $60,000, and non-employee directors will have the opportunity to receive such retainer in the form of equity in lieu of cash. For the 2008-2009 service term, non-employee directors will also receive an equity award valued at $80,000. Non-employee directors will continue to receive the cash committee retainers and committee meeting fees as described in our Proxy Statement filed with the SEC on April 24, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

June 20, 2008	By:	Edward J. Heffernan

Name: Edward J. Heffernan
Title: Executive Vice President and Chief Financial Officer